UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40849	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Railroad Avenue, Midland, Pennsylvania	15059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1-412-515-0896

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2024, the Board of Directors of Mawson Infrastructure Group Inc. (the “Company”), based on the review and recommendation of the Compensation Committee of the Board approved bonus compensation to the Chief Executive Officer and President of the Company, Rahul Mewawalla, for his performance during the Company’s fiscal year ended December 31, 2024, consisting of an award of 1,235,030 restricted stock units (“RSUs”) under the Company’s 2024 Omnibus Equity Incentive Plan (the “Equity Award”) and $2,578,125 as cash, which was paid on the following schedule: (i) $859,375 in December 2024 (ii) $859,375 in January 2025 and (iii) $859,375 in February 2025. The Equity Award was granted on February 26, 2025 (the “Grant Date”) and one hundred percent (100%) of the RSUs vested on the Grant Date and the Settlement Date is August 5, 2025. On December 19, 2024, the Board of Directors, based on the review and recommendation of the Compensation Committee, approved a base salary increase for Mr. Mewawalla to $1,200,000 commencing on January 1, 2025. In reviewing and approving the change, the Compensation Committee and the Board considered, among other factors, that Mr. Mewawalla is a high-performing CEO and President, the transformative nature of the Company, his skill-sets and contributions, and considering the long-term interests of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: March 7, 2025	By:	/s/ Kaliste Saloom
Kaliste Saloom
General Counsel and Corporate Secretary

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